                                                                    Exhibit 4.46

                               SECOND AMENDMENT TO
                         POST-PETITION CREDIT AGREEMENT
                            AND CONSENT OF GUARANTORS

                  This SECOND AMENDMENT TO POST-PETITION CREDIT AGREEMENT AND
CONSENT OF GUARANTORS (this "Amendment") is dated as of March 21, 2002 and entered into by and among KAISER ALUMINUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Parent Guarantor"), KAISER ALUMINUM
& CHEMICAL CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Borrower"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit
Agreement referred to below (the "Lenders"), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the "Agent") for the Lenders.

                                    RECITALS

                  WHEREAS, the Parent Guarantor, the Borrower, the Lenders, and
the Agent have entered into that certain Post-Petition Credit Agreement dated as of February 12, 2002, as amended by that certain First Amendment to
Post-Petition Credit Agreement and Post-Petition Pledge and Security Agreement
and Consent of Guarantors (the "First Amendment") dated as of even date herewith
(as so amended, the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit
Agreement); and

                  WHEREAS, the Bankruptcy Court in the Chapter 11 Cases, in
connection with the entry of the Final Order, has approved the First Amendment;
and

                  WHEREAS, the terms of the Final Order permit the parties
hereto to make "non-material modifications" to the Loan Documents, including the
Credit Agreement, without further order of the Bankruptcy Court, and the parties hereto wish to so amend Section 9.2.11 of the Credit Agreement to clarify the provisions thereof, all on the terms and conditions set forth in this Amendment;
and

                  WHEREAS, the parties hereto desire that this Amendment be
entered into after the First Amendment but that the effectiveness of both the
First Amendment and this Amendment be deemed to occur simultaneously;

                  NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Parent Guarantor, the Borrower, the Lenders, and the Agent agree as follows:

                  1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

                      1.1  AMENDMENT TO SECTION 9.2.11.  Section 9.2.11 of the
Credit Agreement is amended to delete the final sentence thereof and to replace it with the following:

"Further, notwithstanding the foregoing, or the provisions of Sections 9.2.10 or
Section 9.2.18, the Company will not, and will not permit AJI, KJC or ALPART to, liquidate or dissolve AJI, KJC or ALPART, or consolidate or merge AJI, KJC or
ALPART with any other entity, nor will it permit AJI, KJC or ALPART to sell any of their respective assets, other than sales of Inventory and other assets in the ordinary course of business consistent with past practice; provided that in no event will AJI or KJC be permitted to sell any of their partnership interests in ALPART; provided further that, for the avoidance of doubt, the foregoing shall not prevent AJI, KJC or ALPART from (i) disposing of bauxite reserves, properties, lands and rights which are mined out or otherwise no longer useful in the conduct of their respective businesses, or (ii) selling, abandoning or otherwise disposing of items of machinery, equipment or facilities that are worn out, obsolete or no longer useful."

                  2.  REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR AND THE
BORROWER. Each of the Parent Guarantor and the Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

                      2.1 POWER AND AUTHORITY. Each of the Parent Guarantor,
Borrower and each other Obligor has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of
Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the
Credit Agreement, as amended hereby.

                      2.2 DUE AUTHORIZATION, NON-CONTRAVENTION. The execution,
delivery and performance by the applicable Obligor of this Amendment and the
Consent and the performance of the obligations of each Obligor under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action, and do not (a)
contravene such Obligor's Organic Documents, (b) contravene any contractual restriction entered into after the Petition Date where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court order binding on or affecting such
Obligor, or (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

                      2.3 EXECUTION, DELIVERY AND ENFORCEABILITY. This Amendment
and the Consent have been duly executed and delivered by each Obligor which is a party thereto and constitute the legal, valid and binding obligations of such
Obligor, enforceable in accordance with their terms.

                      2.4 NO DEFAULT OR EVENT OF DEFAULT. No event has occurred
and is continuing or will result from the execution and delivery of this
Amendment or the Consent that would constitute a Default or an Event of Default.

                      2.5 REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

                  3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This
Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Parent Guarantor, the Borrower and the Required Lenders, and
counterparts of the Consent have been delivered to the Agent by the Parent
Guarantor and each Subsidiary Guarantor.

                  4. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan
Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit
Agreement as amended hereby. Except as expressly amended hereby, the Credit
Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent Guarantor and the Borrower confirms that as amended hereby, each of the Loan Documents is in full force and effect.

                  5. APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND
ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION
WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE,
SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK;
PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER
FEDERAL LAW.

                  6. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

                  7. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Post-Petition Credit Agreement and Consent of
Guarantors as of the date set forth above.

"PARENT GUARANTOR"                 KAISER ALUMINUM CORPORATION

                                   By:  /S/ David A. Cheadle
                                   Name:  David A. Cheadle
                                   Title:  Assistant Treasurer

"BORROWER"                         KAISER ALUMINUM & CHEMICAL
                                   CORPORATION

                                   By:  /S/ David A. Cheadle
                                   Name:  David A. Cheadle
                                   Title:  Assistant Treasurer

                                   BANK OF AMERICA, N.A.,
                                   as the Agent and a Lender

                                   By:  /S/ Richard Burke
                                   Name:  Richard Burke
                                   Title:  Sr. V.P.

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as a Lender

                                   By:  /S/ Thomas G. Sullivan
                                   Name:  Thomas G. Sullivan
                                   Title:  Duly Authorized Signatory

                                   FOOTHILL CAPITAL CORPORATION,
                                   as a Lender

                                   By:  /S/ Sanat Amladi
                                   Name:  Sanat Amladi
                                   Title:  AVP

                                   THE CIT GROUP/BUSINESS CREDIT, INC.,
                                   as a Lender

                                   By:  /S/ Grant Weiss
                                   Name:  Grant Weiss
                                   Title:  Vice President

                              CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrower under the Credit Agreement and each other Loan Document and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned
Guarantors are not impaired or affected and the Parent Guaranty and the
Subsidiary Guaranty continue in full force and effect, and (c) ratifies the
Parent Guaranty or the Subsidiary Guaranty, as applicable, and each of the Loan
Documents to which it is a party and further ratifies the Security Interests granted by it to the Agent for its benefit and the benefit of the Secured
Parties.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

                                   AKRON HOLDING CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   ALPART JAMAICA INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINA AUSTRALIA CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER BELLWOOD CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINUM & CHEMICAL
                                   INVESTMENT, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINIUM INTERNATIONAL, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINUM PROPERTIES, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINUM TECHNICAL
                                   SERVICES, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER FINANCE CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER JAMAICA CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER MICROMILL HOLDINGS, LLC

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER SIERRA MICROMILLS, LLC

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER TEXAS SIERRA MICROMILLS, LLC

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER TEXAS MICROMILL HOLDINGS, LLC

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   OXNARD FORGE DIE COMPANY, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINUM CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer